Exhibit 99.1

Duluth Holdings Inc. Announces  First Quarter Fiscal 2019 Financial Results

MOUNT HOREB, Wis., Jun.  13, 2019 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal first quarter ended May 5, 2019.

Highlights for the First Quarter Ended May 5, 2019

•	Net sales increased 14.0% to $114.2 million compared to $100.2 million in the prior-year first quarter
•	Gross margin decreased 250 basis points to 53.3% compared to 55.8% in the prior-year first quarter
•	Operating loss of $9.7 million compared to operating loss of $0.3 million in the prior-year first quarter
•	Net loss of $7.6 million, or $0.23 per diluted share, compared to net loss of $0.7 million, or $0.02 per diluted share, in the prior-year first quarter
•	Adjusted EBITDA[1] of $(4.4) million compared to $2.6 million in the prior-year first quarter
•	The Company opened five retail stores in Friendswood, TX; Katy, TX; Wichita, KS; Spokane Valley, WA; and Jacksonville, FL, totaling approximately 78,000 gross square feet
•	37th consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“We achieved our 37th consecutive quarter of increased net sales year-over-year. Our 14% top-line growth was driven by new stores, ongoing expansion of the women’s business, and new product introductions, with direct sales in established omnichannel store markets continuing to outpace that of non-store markets,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading. “From a market perspective, the softer demand trends we experienced at the end of the fourth quarter persisted through May. In response, our entire Duluth team is focused on the areas of improvement that are in our control. They include better product selection with deeper inventory in new styles, driving higher traffic to our stores and website through more targeted spend in marketing, and refining our investments to improve productivity. We are executing on these areas and expect to see improving results in the back half of the year.”

Operating Results for the First Quarter Ended May 5, 2019

Net sales increased 14.0% to $114.2 million, compared to $100.2 million in the same period a year ago. The net sales increase was driven by a  42.8% growth in retail net sales, offset by a 0.8%  decline in direct net sales, with increases in both the men’s and women’s businesses. The decrease in direct net sales has continued into the first five weeks of the second quarter. The increase in retail net sales was driven by new stores with 51 stores in the first quarter of 2019 as compared to 33 stores in the same period a year ago,  partially offset by existing stores.

Gross profit increased 8.9% to $60.9 million, or 53.3% of net sales, compared to $55.9 million, or 55.8% of net sales, in the corresponding prior-year period.  The 250-basis point decrease in gross margin was primarily attributable to a decrease in product margins due to product mix on recent clearance activity,  coupled with a slight decrease in shipping revenues.

Selling, general and administrative  expenses increased 25.6% to $70.6 million, compared to $56.2 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased 570 basis points to 61.8%, compared to 56.1% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs decreased 50 basis points to 21.1%, compared to 21.6% in the corresponding prior-year period, primarily due to advertising leverage gained from a higher mix of retail sales as a percentage of net sales. As a percentage of net sales, selling expenses increased 50 basis points to 16.6%, compared to 16.1% in the corresponding prior-year period, primarily due to an increase in customer service expense as a result of the growth in retail, partially offset by a decrease in shipping expenses due to leverage from an increase in the proportion of retail net sales. As a percentage of net sales, general and administrative expenses increased 570  basis points to 24.1%, compared to 18.4% in the corresponding prior-year period, primarily due to an increase in occupancy and equipment cost due to growth in the number of retail stores, an increase in depreciation expense due to investments in technology and corporate facilities, and an increase in personnel cost due to an increase in headcount to support the growth of the business.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $1.0 million, net working capital of $63.4 million, and $39.2 million outstanding on its $130.0 million revolving line of credit.

Fiscal 2019 Outlook

The Company reaffirmed its fiscal 2019 outlook as follows:

•	Net sales in the range of $645.0 million to $655.0 million
•	Adjusted EBITDA[1] in the range of $60.0 million to $64.0 million
•	EPS in the range of $0.74 to $0.80 per diluted share
•	Capital expenditures of $40.0 million to $45.0 million[2]
•	15 new store openings, adding 230,000 to 240,000 of additional gross square footage

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2019 capital expenditures primarily include the opening of 15 retail stores, investments in technology and infrastructure improvements.

The table below recaps the Company’s fiscal 2019 stores opened and signed new store leases and the anticipated opening timeframe.

		Gross
Location	Timing	Square Footage
Friendswood, TX	Opened March 7, 2019	16,026
Katy, TX	Opened March 8, 2019	16,000
Wichita, KS	Opened March 21, 2019	15,385
Spokane Valley, WA	Opened April 11, 2019	15,656
Jacksonville, FL	Opened May 2, 2019	14,557
Rogers, AR	Opened May 16, 2019	15,656
Danbury, CT	Opened May 23, 2019	9,792
Madison, AL	Opened June 6, 2019	15,656
Kennesaw, GA	Q2 Fiscal 2019	19,620
Round Rock, TX	Q3 Fiscal 2019	15,536
Sandy, UT	Q3 Fiscal 2019	15,602
Hoover, AL	Q3 Fiscal 2019	15,656
Knoxville, TN	Q4 Fiscal 2019	15,385

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  June 13, 2019 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through June 27, 2019: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10132045
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit http://dpregister.com/10132045  and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months ended May 5, 2019, versus the three months ended April 29, 2018.  See also attached Table

“Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted adjusted EBITDA for the fiscal year ending February 2, 2020.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2019 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 19, 2019, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC.  These risks and uncertainties include, but are not limited to, the following: our ability to maintain and enhance a strong brand image; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Margaret Boyce (310) 622-8247

Financial Profiles, Inc.

Duluth@finprofiles.com

# # #

(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	May 5, 2019	February 3, 2019

ASSETS
Current Assets:
Cash	$992	$731
Accounts receivable	359	28
Other receivables	8,292	4,611
Inventory, net	104,289	97,685
Prepaid expenses & other current assets	11,977	12,640
Prepaid catalog costs	202	2,503
Total current assets	126,111	118,198
Property and equipment, net	136,652	167,109
Operating lease right-of-use assets	134,956	—
Finance lease right-of-use assets	10,610	—
Restricted cash	1,578	2,354
Available-for-sale security	6,267	6,295
Goodwill	402	402
Other assets, net	2,354	2,401
Total assets	$418,930	$296,759
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$26,710	$25,363
Accrued expenses and other current liabilities	25,080	26,530
Income taxes payable	—	218
Current portion of operating lease liabilities	10,103	—
Current portion of finance lease liabilities	315	—
Current maturities of long-term debt	510	500
Total current liabilities	62,718	52,611
Long-term line of credit	39,240	16,542
Finance lease obligations under build-to-suit leases	—	23,034
Operating lease liabilities, less current maturities	118,475	—
Finance lease liabilities, less current maturities	8,670	—
Deferred rent obligations, less current maturities	—	5,003
Deferred tax liabilities	9,420	9,722
Long-term debt, less current maturities	29,576	29,737
Total liabilities	268,099	136,649
Commitments and contingencies
Shareholders' equity:
Treasury stock	(369)	(92)
Capital stock	90,416	89,849
Retained earnings	61,096	70,592
Total shareholders' equity of Duluth Holdings Inc.	151,143	160,349
Noncontrolling interest	(312)	(239)
Total shareholders' equity	150,831	160,110
Total liabilities and shareholders' equity	$418,930	$296,759

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	May 5, 2019	April 29, 2018
Net sales	$114,244	$100,207
Cost of goods sold (excluding depreciation and amortization)	53,326	44,267
Gross profit	60,918	55,940
Selling, general and administrative expenses	70,609	56,197
Operating loss	(9,691)	(257)
Interest expense	841	821
Other income, net	204	163
Loss before income taxes	(10,328)	(915)
Income tax benefit	(2,683)	(232)
Net loss	(7,645)	(683)
Less: Net (loss) income attributable to noncontrolling interest	(73)	8
Net loss attributable to controlling interest	$(7,572)	$(691)
Basic loss per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,281	32,046
Net loss per share attributable to controlling interest	$(0.23)	$(0.02)
Diluted loss per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,281	32,046
Net loss per share attributable to controlling interest	$(0.23)	$(0.02)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended

	May 5, 2019	April 29, 2018
Cash flows from operating activities:
Net loss	$(7,645)	$(683)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,392	2,309
Stock based compensation	474	409
Deferred income taxes	(302)	40
Changes in operating assets and liabilities:
Accounts receivable	(331)	22
Other receivables	(3,681)	(308)
Inventory	(6,604)	(10,363)
Prepaid expense & other current assets	2,577	(1,527)
Deferred catalog costs	2,301	(814)
Trade accounts payable	1,221	(1,441)
Income taxes payable	(218)	(421)
Accrued expenses and deferred rent obligations	(5,295)	1,790
Net cash used in operating activities	(13,111)	(10,987)
Cash flows from investing activities:
Purchases of property and equipment	(8,015)	(14,000)
Capital contributions towards build-to-suit stores	(1,788)	—
Principal receipts from available-for-sale security	28	—
Change in other assets	13	43
Net cash used in investing activities	(9,762)	(13,957)
Cash flows from financing activities:
Proceeds from line of credit	70,172	37,464
Payments on line of credit	(47,474)	(16,214)
Payments on long term debt	(119)	(19)
Payments on finance lease obligations	(37)	(1)
Change in bank overdrafts	—	478
Proceeds from finance lease obligations	—	266
Shares withheld for tax payments on vested restricted shares	(277)	(35)
Other	93	24
Net cash provided by financing activities	22,358	21,963
Decrease in cash and restricted cash	(515)	(2,981)
Cash and restricted cash at beginning of period	3,085	7,083
Cash and restricted cash at end of period	$2,570	$4,102
Supplemental disclosure of cash flow information:
Interest paid	$986	$737
Income taxes paid	$2,179	$149
Supplemental disclosure of non-cash information:
Property and equipment acquired under build-to-suit leases	$—	$7,331
Unpaid liability to acquire property and equipment	$846	$2,507

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 5, 2019	April 29, 2018
Net loss	$(7,645)	$(683)
Depreciation and amortization	4,392	2,309
Interest expense	841	821
Amortization of build-to-suit leases capital contribution	214	—
Income tax benefit	(2,683)	(232)
EBITDA	$(4,881)	$2,215
Stock based compensation	474	409
Adjusted EBITDA	$(4,407)	$2,624

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 5, 2019	April 29, 2018
Net sales
Direct	$65,701	$66,212
Retail	48,543	33,995
Total net sales	$114,244	$100,207
Operating (loss) income
Direct	$(12,266)	$(2,128)
Retail	2,575	1,871
Total operating loss	(9,691)	(257)
Interest expense	841	821
Other income, net	204	163
Loss before income taxes	$(10,328)	$(915)

DULUTH HOLDINGS INC.

Net Sales by Business

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 5, 2019	April 29, 2018
Net sales
Men's	$75,800	$67,919
Women's	32,173	27,161
Hard goods/other	6,271	5,127
Total net sales	$114,244	$100,207

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending February 2, 2020

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$24,000	$26,000
Depreciation and amortization	20,325	21,400
Interest expense	3,700	3,500
Amortization of build-to-suit leases capital contribution	900	1,200
Income tax expense	8,875	9,600
EBITDA	$57,800	$61,700
Stock based compensation	2,200	2,300
Adjusted EBITDA	$60,000	$64,000